For immediate release

Nexen Receives Approval for Normal Course Issuer Bid

Calgary, Alberta, July 30, 2008 – Nexen Inc. announced today that the Toronto Stock Exchange (“TSX”) has accepted Nexen’s Notice of Intention to make a Normal Course Issuer Bid (the “Bid”) to purchase for cancellation, from time to time, as Nexen considers advisable, its issued and outstanding common shares (“Shares”). There are 530,516,701 Shares issued and outstanding on the date hereof. Of this amount, 529,140,462 Shares constitute the “public float” calculated in accordance with the rules of the TSX. Nexen intends to purchase for cancellation up to a maximum of 52,914,046 Shares, being approximately 10% of Nexen’s “public float” outstanding on the date hereof. The daily trading limit is 769,244 Shares. Nexen plans to fund its share purchases under the Bid from free cash flow. Nexen expects to generate substantial free cash flow in 2008 that can be used for share purchases, debt reduction, additional capital investment or increased dividends.

Purchases under the Bid may commence on August 6, 2008 and may be made until August 5, 2009. Purchases will be made on the open market through the facilities of the TSX in accordance with its policies and may also be made through the facilities of the New York Stock Exchange (“NYSE”) in accordance with its rules. The price to be paid will be the market price at the time of acquisition.

Nexen believes that the purchase of its Shares will help create value for its shareholders.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We believe we are uniquely positioned for growth in the North Sea, Western Canada (including the Athabasca oil sands of Alberta and unconventional gas resource plays such as coalbed methane and shale gas), deep-water Gulf of Mexico, offshore West Africa and the Middle East. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity, governance and environmental protection.

For further information, please contact:

Michael J. Harris, CA

Vice President, Investor Relations

(403) 699-4688

Lavonne Zdunich, CA

Analyst, Investor Relations

(403) 699-5821

801 – 7th Ave SW

Calgary, Alberta, Canada T2P 3P7

www.nexeninc.com

Forward-Looking Statements

Certain statements in this report constitute “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) or “forward-looking information” (within the meaning of applicable Canadian securities legislation). Such statements or information (“forward-looking statements”) are generally identifiable by the terminology used such as “anticipate”, “believe”, “intend”, “plan”, “expect”, “estimate”, “budget”, “outlook” or other similar words and include statements relating to or associated with individual wells, regions or projects. Any statements as to possible future crude oil, natural gas or chemicals prices, future production levels, future cost recovery oil revenues from our Yemen operations, future capital expenditures and their allocation to exploration and development activities, future earnings, future asset dispositions, future sources of funding for our capital program, future debt levels, possible commerciality, development plans or capacity expansions, future ability to execute dispositions of assets or businesses, future cash flows and their uses, future drilling of new wells, ultimate recoverability of reserves or resources, expected finding and development costs, expected operating performance, including expected reliability of operations and expected operating costs, future demand for chemicals products, estimates on a per share basis, sales, future expenditures and future allowances relating to environmental matters and dates by which certain areas will be developed or will come on stream, and changes in any of the foregoing are forward-looking statements. Statements relating to “reserves” or “resources” are forward-looking statements, as they involve the implied assessment, based on estimates and assumptions that the reserves and resources described exist in the quantities predicted or estimated, and can be profitably produced in the future.

The forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: market prices for oil and gas and chemicals products; our ability to explore, develop, produce, upgrade and transport crude oil and natural gas to markets; the results of exploration and development drilling and related activities; the risks inherent in operating in harsh climates; the risks inherent in operating significant facilities which process hazardous and potentially explosive materials under high temperature and pressure; volatility in energy trading markets; foreign-currency exchange rates; economic conditions in the countries and regions in which we carry on business including the increasing costs of materials and labour and the ability of suppliers to meet delivery schedules and cost estimates; governmental actions including changes to taxes or royalties, changes in environmental and other laws and regulations; renegotiations of contracts; results of litigation, arbitration or regulatory proceedings; and political uncertainty, including actions by terrorists, insurgent or other groups, or other armed conflict, including conflict between states. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these factors are interdependent, and management’s future course of action would depend on our assessment of all information at that time.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity and achievements. Undue reliance should not be placed on the statements contained herein, which are made as of the date hereof and, except as required by law, Nexen undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained herein are expressly qualified by this cautionary statement. Readers should also refer to Items 1A and 7A in our 2007 Annual Report on Form 10-K for further discussion of the risk factors.

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